File No. 33-69060
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                          ---------------------------

                                  FORM S-8/A

                        Post-Effective Amendment No. 1
                                     to
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act Of 1933
                         ---------------------------

                    KANSAS CITY SOUTHERN INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                       44-0663509
           (State of Incorporation)          (I.R.S. Employer
                                            Identification No.)

                            114 West 11th Street
                       Kansas City, Missouri  64105-1804
                   (Address of Principal Executive Offices)

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                      1993 DIRECTORS' STOCK OPTION PLAN
                          (Full Title of the Plan)

                              Joseph D. Monello
                              Vice President and
                            Chief Financial Officer
                             114 West 11th Street
                          Kansas City, Missouri  64105
                                (816) 983-1303
            (Name, Address, and Telephone Number of Agent for Service)

                             EXPLANATORY STATEMENT

     This Post-Effective Amendment is being filed for the sole purpose of de-registering certain shares of common stock, par value $.01 (the "Common Stock"), of Kansas City Southern Industries, Inc. (the "Company") that have been previously registered on this Registration Statement for sale in connection with the Company's 1993 Directors' Stock Option Plan as specified below:

                        Shares Previously Registered
                        ----------------------------
           Filing Date    Pre-split    Post-split(1) Filing Fee Paid
           -----------    ---------    ------------- ---------------
             9/21/93      120,000       360,000       $1,455.00

--------------
(1) As adjusted to reflect the Company's 3-for-1 stock split effective September 17, 1997.

Pursuant to Instruction E to Form S-8 and Questions 89 and 90 of Section G of the Manual of Publicly Available Telephone Interpretations (January 1997) of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC"), the unsold portion of such shares (approximately 144,000 shares) and the associated filing fee paid are being carried forward to, and deemed covered by, a new Registration Statement on Form S-8 that has been or will be filed with the SEC on or about the date of filing of this Post-Effective Amendment to register shares of Common Stock for sale pursuant to the Company's Amended and Restated 1991 Stock Option Plan.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     The exhibits are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri.

                                       KANSAS CITY SOUTHERN INDUSTRIES, INC.



                                       By:   /s/ Richard P. Bruening
                                           --------------------------------
                                            Vice President, General Counsel
                                            and Corporate Secretary

Date:  December 1, 1999

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                     Date

/s/ L.H. Rowland*        Chairman, President,          December 1, 1999
------------------       Chief Executive Officer
                         and Director

/s/ M.R. Haverty*        Executive Vice President      December 1, 1999
------------------       and Director

/s/ J.D. Monello*        Vice President and Chief      December 1, 1999
------------------       Financial Officer (Principal
                         Financial Officer)

/s/ L.G. Van Horn*       Vice President and            December 1, 1999
-------------------      Comptroller (Principal
                         Accounting Officer)

/s/ A.E. Allinson*       Director                      December 1, 1999
-------------------

/s/ P.F. Balser*         Director                      December 1, 1999
-------------------

/s/ J.E. Barnes*         Director                      December 1, 1999
-------------------

/s/ M.G. Fitt*           Director                      December 1, 1999
-------------------

/s/ J.R. Jones*          Director                      December 1, 1999
-------------------

                         Director                      December 1, 1999
-------------------
J.F. Serrano

/s/ M.I. Sosland*        Director                      December 1, 1999
-------------------

*By:  /s/ Richard P. Bruening
     ------------------------
       Attorney-in-fact

                            INDEX TO EXHIBITS

Exhibit
Number            Description of Exhibit
-------           ----------------------

24                Powers of Attorney